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                                                                    EXHIBIT 99.1


SALTON, INC. ANNOUNCES RESIGNATION OF DAVID MAURA FROM THE BOARD OF DIRECTORS

Lake Forest, Illinois (January 23, 2007) Salton, Inc. (NYSE:SFP) today announced that David Maura has resigned as a member of the Board of Directors of the company, effective immediately. Mr. Maura, a Vice President and Director of Investments at Harbinger Capital Partners and affiliates thereof, resigned in light of Harbinger's acquisition today of Applica Incorporated.

The vacated seat will remain empty at this time.

ABOUT SALTON, INC.

Salton, Inc. is a leading designer, marketer and distributor of branded, high-quality small appliances, electronics, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, tabletop products, time products, lighting products, picture frames and personal care and wellness products. The Company sells its products under a portfolio of well recognized brand names such as Salton(R), George Foreman(R), Westinghouse(TM), Toastmaster(R), Melitta(R), Russell Hobbs(R), Farberware(R), Ingraham(R) and Stiffel(R). It believes its strong market position results from its well-known brand names, high-quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.